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                                                                     EXHIBIT 5.1


                              [HONIGMAN LETTERHEAD]




                                  June 6, 2001


Pulte Homes, Inc.
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, Michigan 48304

Ladies and Gentlemen:

         We have acted as counsel to Pulte Homes, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of common shares, par value $0.01 per share (the "Common Shares"), of the Company in connection with the merger (the "Merger") of Pulte Acquisition Corporation (the "Merger Subsidiary"), a wholly-owned subsidiary of the Company, with and into Del Webb Corporation, a Delaware corporation ("Del Webb"), pursuant to the terms of the Plan and Agreement of Merger (the "Merger Agreement") dated as of April 30, 2001, among Del Webb, the Company and the Merger Subsidiary.

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that, when (a) the Registration Statement has become effective, (b) the issuance of the Common Shares in connection with the Merger is approved by the shareholders of the Company, (c) the Merger and the transactions contemplated by the Merger Agreement are approved by the stockholders of Del Webb, and (d) the Merger and the transactions contemplated by the Merger Agreement are completed, the Common Shares covered by the Registration Statement and to be issued by the Company in connection with the Merger (1) will be duly authorized and (2) when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the sections captioned "The Merger - Background of the Merger" and "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn LLP

                                       HONIGMAN MILLER SCHWARTZ AND COHN LLP


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